EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the inclusion in this Form S-8 "Registration Statement under the Securities Act of 1933," our audit report included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/ Clancy and Co., P.L.L. C.

CLANCY AND CO., P.L.L.C.

Certified Public Accountants

March 1, 2002